Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period ended June 30, 2014 (the “Report”) of Direxion Shares ETF Trust II (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Patrick J. Rudnick, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 12, 2014	By:	/s/ Patrick J. Rudnick
	Name:	Patrick J. Rudnick
	Title:	Principal Financial Officer Direxion Shares ETF Trust II